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                                                                    Exhibit 23.2



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 22, 1999 with respect to the consolidated financial statements of The Vantive Corporation incorporation by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-3 (File No. 333-22055, File No. 333-36951, File No. 333-78049, File No. 333-80755,
and File No. 333-86135) and Form S-8 (File No. 333-08575, File No. 333-14745,
File No. 333-65857, File No. 333-75199, File No. 333-77911, File No. 333-84641,
File No. 333-86103, File No. 333-94833, and File No. 333-91111).


                                        /s/ Arthur Andersen LLP

San Jose, California
March 29, 2000